Exhibit 99.1

news release

1375 East 9th St | Suite 3100 | Cleveland, Ohio 44114 | 440-701-5100

For Immediate Release

Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results

Added 2,000 customers to ongoing utilities in 2015, of which 1,000 were in fourth quarter

CLEVELAND, OH, March 15, 2016 – Gas Natural Inc. (NYSE MKT: EGAS) (the “Company”), a holding company operating local natural gas utilities serving approximately 68,000 customers in four states, reported financial results for the fourth quarter and year ended December 31, 2015. The Company reported income from continuing operations of $0.7 million, or $0.07 per share, for the fourth quarter, compared with income from continuing operations of $1.2 million, or $0.11 per share, for the fourth quarter of 2014. For the year, income from continuing operations was $1.2 million, or $0.11 per share, compared with $2.7 million, or $0.26 per share, for 2014.

As previously announced, the Company completed the sale of its Wyoming operations on July 1, 2015 for net proceeds of $15.4 million; the divested unit is reported as discontinued operations. Additionally, the Company completed the disposal of several smaller businesses during the fourth quarter of 2015, for which the net loss is reported as other (loss) income, net.

Mr. Gregory J. Osborne, Gas Natural’s President and Chief Executive Officer, commented, “Despite our fourth quarter revenue being unfavorably impacted by lower natural gas costs and warmer weather, our gross margin modestly outperformed last year. However, we incurred approximately $1.3 million of pretax costs relating to our recently implemented ERP system, unfavorably impacting our income from continuing operations. This investment represents the establishment of needed foundational infrastructure to support our future growth.”

He added, “Operationally, we continued to make progress in accordance with our strategy to become a holding company of benchmark natural gas utilities. Significant accomplishments follow:

•	Added approximately 1,000 new customers in our core markets in the quarter;

•	Disposed of our utilities and assets in Pennsylvania and Kentucky, as well as the building that previously housed our corporate headquarters; and

•	Launched the final phase of our ERP implementation.

More recently, we requested approval from our various regulators of our plans for a new corporate organizational structure and $99 million of new debt financing arrangements. These actions position us to focus on enhancing our core business, appropriately deploying our capital and human resources to maximize our growth potential and realize our inherent shareholder value.”

Natural Gas Operations Segment Review

The Natural Gas Operations segment reported $26.6 million in revenue for the 2015 fourth quarter, a decrease of $8.2 million, or 23%, from the prior-year quarter, which was primarily attributable to lower gas prices passed on to customers and warmer weather in all markets, as well as the impact of disposing of the Company’s Pennsylvania and Kentucky utilities.

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 2 of 13

Revenue for 2015 was $104.0 million, a decrease of $19.1 million, or 16%, with the change largely driven by lower gas prices passed on to customers in all markets and warmer weather in the Ohio, Montana and North Carolina markets. Additionally, revenue for 2015 in the North Carolina market was unfavorably impacted by $0.5 million for second quarter adjustments to sales volumes used in the unbilled revenue calculation. These decreases were partially offset by a $1.8 million increase in revenue in the Company’s Maine market, resulting from higher volumes due to customer growth, including from the Loring pipeline which began service in September 2014.

Natural Gas Operations Income Statement

	Three Months Ended		Years Ended
	December 31,		December 31,
($ in thousands)	2015	2014	2015	2014

Natural gas operations
Operating revenues	$26,575	$34,726	$103,978	$123,053
Gas purchased	14,461	22,839	60,380	79,097
Gross margin	12,114	11,887	43,598	43,956
Operating expenses	9,453	7,804	35,746	32,074
Operating income	2,661	4,083	7,852	11,882
Other (loss) income	(345)	221	147	890
Income before interest and taxes	2,316	4,304	7,999	12,772
Interest expense	(870)	(725)	(2,782)	(2,619)
Income before income taxes	1,446	3,579	5,217	10,153
Income tax expense	(312)	(1,280)	(1,741)	(3,661)
Net income	$1,134	$2,299	$3,476	$6,492

Gross margin for the fourth quarter of 2015 was $12.1 million, a $0.2 million improvement over the prior-year period driven by the impact of an unfavorable $0.7 million GCR adjustment in the 2014 fourth quarter that did not recur in the 2015 fourth quarter, partially offset by lower throughput in the 2015 fourth quarter caused by warmer weather. Gross margin for the full year decreased by $0.4 million to $43.6 million primarily due to lower sales volumes caused by warmer weather, PUCO gas cost adjustments in Ohio that took place in the second quarter, second quarter volume adjustments to the unbilled revenue calculation in North Carolina and the impact of the disposed utilities. These cost increases were partially offset by the incremental gross margin generated from the start-up of the Loring pipeline and more favorable pricing arrangements in Maine.

Operating expenses increased by $1.6 million, or 21%, in the quarter, to $9.5 million. The increase was primarily attributable to $1.0 million of costs associated with the newly implemented ERP system, with the remainder due to lower capitalized labor costs, property tax increases and higher legal costs. Operating expenses in 2015 were $35.7 million, which were $3.7 million, or 11%, higher than 2014. The increase reflects the same factors affecting operating expenses in the 2015 fourth quarter.

The segment reported 2015 fourth quarter net income of $1.1 million compared with net income of $2.3 million in the 2014 fourth quarter. For 2015, net income for the segment was $3.5 million compared with $6.5 million for the prior year.

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 3 of 13

Other Operating Segments

The Marketing and Production Operations segment was near breakeven in the fourth quarter of 2015, reflecting improvement from a $0.5 million net loss in the prior-year period. Revenue increased by $0.7 million to $2.9 million for the fourth quarter of 2015, compared with the same period in 2014 while gross margin remained relatively constant at $0.2 million. For the full year, the segment’s net loss improved to $0.1 million from a $1.4 million net loss in the prior year. This improvement was driven by a $1.7 million reduction in operating expenses, which included a $1.1 million bad debt charge in 2014, more than offsetting the effect of lower volume from losing an LNG customer to pipeline competition in 2014.

Net loss from continuing operations for the Corporate and Other Operations segment in the 2015 fourth quarter improved to a $0.4 million loss compared with a $0.6 million loss in the prior-year quarter. The segment also reported a net loss from discontinued operations of $0.5 million in the quarter, compared with net income from discontinued operations of $0.5 million in the prior year period. For 2015, the segment recorded a net loss from continuing operations of $2.2 million, relatively consistent with a net loss from continuing operations of $2.3 million in the prior year. Net income from discontinued operations for 2015 was $3.5 million, compared with $1.0 million for 2014, relating to the Company’s divested Wyoming operations.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations, a non-GAAP number, was $1.0 million, or $0.09 per share, for the fourth quarter, compared with adjusted income from continuing operations of $2.6 million, or $0.22 per share, in the fourth quarter of 2014. Adjusted income from continuing operations for the 2015 fourth quarter excludes, net of tax, $0.5 million of atypical professional, legal and regulatory expenses offset by $0.2 million of gain on disposals. The 2014 adjusted results exclude, net of tax, atypical professional, legal and regulatory expenses of $1.1 million and losses on disposals of $0.3 million.

For the year, adjusted income from continuing operations, a non-GAAP number, was $3.6 million, or $0.32 per share, compared with $5.8 million, or $0.54 per share, for 2014. The 2015 adjusted results exclude, net of tax, $2.2 million of atypical professional, legal and regulatory expenses and $0.2 million of losses on disposals, impairment and other. The 2014 adjusted results exclude, net of tax, $2.2 million of atypical professional, legal and regulatory expenses, a $0.7 million customer bankruptcy write-off and $0.1 million of other items.

See attached tables for a reconciliations of GAAP income from continuing operations to non-GAAP adjusted income from continuing operations for the 2015 and 2014 fourth quarters and full years.

Adjusted EBITDA

Adjusted earnings from continuing operations before interest, taxes, depreciation, amortization, accretion, and atypical expenses (“Adjusted EBITDA”), a non-GAAP financial measure, was $3.8 million and $6.5 million, respectively, in the fourth quarters of 2015 and 2014. On a full year basis, the same measure was $16.4 million for 2015 and $19.1 million for 2014. The Company believes that, when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance.

See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA, as well as reconciliations of GAAP (loss) income from continuing operations to Adjusted EBITDA.

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 4 of 13

Balance Sheet and Cash Management

Cash and cash equivalents as of December 31, 2015 were $2.7 million, compared with $1.6 million at December 31, 2014.

Cash provided by operating activities of continuing operations in 2015 was $9.4 million compared with $11.1 million in 2014, with the decrease primarily due to lower income from continuing operations.

Capital expenditures for 2015 were $9.6 million compared with $21.6 million in the prior-year period. Capital investments are focused on the growth of the Company’s Natural Gas Operations segment, as well as ongoing construction activities to support expansion, maintenance and enhancements of its gas pipeline systems.

Cash used in financing activities of continuing operations was $19.3 million in 2015 compared with $5.0 million in 2014. Debt repayment was the primary increased use of cash in 2015.

Mr. Osborne concluded, “This has been another very productive year for Gas Natural. We have been undertaking tremendous changes to result in a stronger, more focused organization, well positioned for the years ahead. In addition to the fourth quarter accomplishments cited above, we also experienced significant other successes earlier in the year, including:

•	Adding new talent to our Board of Directors;

•	Divesting our Wyoming operations;

•	Adding new talent to our management team, accounting and finance operations;

•	Restructuring our operations to improve efficiency;

•	Receiving a positive outcome with the Montana PSC, allowing us to dividend funds to our corporate level; and

•	Entering into stipulation with the PUCO Staff relating to our 2014 investigative regulatory audit of our Ohio utilities, which remains subject to approval by the PUCO.

While undergoing these significant changes, we also added approximately 2,000 customers to our ongoing utility operations, offsetting those lost with the businesses we divested. We look forward to bringing resolution to our remaining open issues as we progress through 2016 while we also direct our energy and investments on driving growth in our core markets.”

Webcast and Conference Call

Gas Natural will host a conference call and live webcast on Wednesday, March 16th at 4:30 p.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the 2015 fourth quarter and full year and discuss Gas Natural’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8471. The webcast can be monitored on the Company’s website at investor.egas.net.

A telephonic replay will be available from 7:30 p.m. Eastern Time on the day of the teleconference through Wednesday, March 23, 2015. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13628111. An archive of the webcast will be available on the Company’s website at investor.egas.net/past events and will include a transcript, once available.

About Gas Natural Inc.

Gas Natural Inc., a holding company, distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 21 billion cubic feet of natural gas to approximately 68,000 customers through regulated utilities operating in Montana, Ohio, Maine and North Carolina. The Company’s other operations include interstate pipeline, natural gas production, and natural gas marketing. The Company's Montana public utility was originally incorporated in 1909. Its strategy for growth is to expand throughput in its markets, while looking for acquisitions that are either adjacent to its existing utilities or in under saturated markets. Gas Natural Inc. regularly posts information on its website at www.egas.net.

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 5 of 13

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans," "predicts," "believes" and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the Company’s ability to consummate the corporate reorganization and debt refinancing on terms that are acceptable to the Company, or at all; the Company's ability to successfully integrate the operations of the companies it has acquired and consummate additional acquisitions; the Company's continued ability to make dividend payments; the Company's ability to implement its business plan; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company's ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company's control; the risk factors and cautionary statements made in the Company's public filings with the Securities and Exchange Commission; and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.'s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information, contact:

Gas Natural Inc.	Investor Relations
James E. Sprague, Chief Financial Officer	Deborah K. Pawlowski or Karen L. Howard, Kei Advisors LLC
Phone: (216) 202-1564	Phone: (716) 843-3908 / (716) 843-3942
Email: jsprague@egas.net	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 6 of 13

Gas Natural Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
REVENUE
Natural gas operations	$26,575	$34,726	$103,978	$123,053
Marketing and production	2,923	2,233	8,383	9,517
Total revenues	29,498	36,959	112,361	132,570

COST OF SALES
Natural gas purchased	14,462	22,839	60,380	79,097
Marketing and production	2,727	2,083	7,746	8,621
Total cost of sales	17,189	24,922	68,126	87,718

GROSS MARGIN	12,309	12,037	44,235	44,852

OPERATING EXPENSES
Distribution, general, and administrative	6,358	5,764	26,151	24,832
Maintenance	551	305	1,422	1,225
Depreciation, amortization and accretion	1,909	1,443	7,257	6,657
Taxes other than income	1,096	1,066	4,119	3,927
Provision for doubtful accounts	144	283	278	1,112
Total operating expenses	10,058	8,861	39,227	37,753

OPERATING INCOME	2,251	3,176	5,008	7,099

Loss from unconsolidated affiliate	-	(352)	-	(352)
Gain on sale of marketable securities	-	-	-	184
Acquisition expense	-	(5)	-	(7)
Other (loss) income, net	(411)	(83)	182	579
Interest expense	(1,037)	(891)	(3,604)	(3,226)
Income before income taxes	803	1,845	1,586	4,277
Income tax expense	(74)	(647)	(417)	(1,548)
INCOME FROM CONTINUING OPERATIONS	729	1,198	1,169	2,729

Discontinued operations, net of income taxes	(526)	451	3,519	1,033

NET INCOME	$203	$1,649	$4,688	$3,762

Basic weighted shares outstanding	10,504,319	10,487,511	10,496,979	10,478,312
Dilutive effect of restricted stock awards	1,476	695	1,476	505
Diluted weighted shares outstanding	10,505,795	10,488,206	10,498,455	10,478,817

BASIC & DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.07	$0.11	$0.11	$0.26
Discontinued operations	(0.05)	0.05	0.34	0.10
Net income per share	$0.02	$0.16	$0.45	$0.36

Weighted average dividends declared per common share	$0.27	$0.09	$0.54	$0.50

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 7 of 13

Gas Natural Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands)

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,728	$1,586
Accounts receivable
Trade, less allowance for doubtful accounts
of $506 and $371, respectively	10,635	12,111
Related parties	188	235
Unbilled gas	6,995	7,631
Inventory
Natural gas	4,063	5,302
Materials and supplies	2,271	2,301
Regulatory assets, current	2,469	4,098
Other current assets	2,174	2,857
Discontinued operations	-	11,654
Total current assets	31,523	47,775

PROPERTY, PLANT, & EQUIPMENT, NET	142,416	142,011

OTHER ASSETS
Regulatory assets, non-current	1,523	2,055
Goodwill	15,872	16,156
Customer relationships, net of amortization	2,625	2,928
Restricted cash	1,898	1,898
Other assets	1,832	1,181
Total other assets	23,750	24,218
TOTAL ASSETS	$197,689	$214,004

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Gas Natural Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,
	2015	2014
LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES
Line of credit	$15,750	$28,761
Accounts payable
Trade	8,784	14,115
Related parties	192	170
Notes payable, current portion	5,012	542
Note payable to related party	2,000	-
Derivative instruments	54	3,023
Accrued liabilities	5,837	4,974
Regulatory liability, current	487	925
Build-to-suit liability	2,041	5,597
Other current liabilities	5,325	2,691
Discontinued operations	-	544
Total current liabilities	45,482	61,342

LONG-TERM LIABILITIES
Deferred tax liability	12,295	10,538
Regulatory liability, non-current	1,251	1,090
Capital lease liability, non-current	5,177	1,675
Other long-term liabilities	3,286	3,328
Total long-term liabilities	22,009	16,631

NOTES PAYABLE, less current portion	34,709	39,721

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock; $0.15 par value; 1,500,000 shares authorized, no shares issued or outstanding	-	-
Common stock; $0.15 par value; Authorized: 30,000,000 shares; Issued and outstanding: 10,504,734 and 10,492,511 shares as of December 31, 2015 and 2014, respectively	1,575	1,573
Capital in excess of par value	63,985	63,826
Retained earnings	29,929	30,911
Total stockholders’ equity	95,489	96,310
TOTAL CAPITALIZATION	130,198	136,031
TOTAL LIABILITIES AND CAPITALIZATION	$197,689	$214,004

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 9 of 13

Gas Natural Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(amounts in thousands)
	Years Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,688	$3,762
Less income from discontinued operations	3,519	1,033
Income from continuing operations	1,169	2,729
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	7,236	6,604
Accretion	21	51
Amortization of debt issuance costs	656	420
Provision for doubtful accounts	278	1,112
Amortization of deferred loss on sale-leaseback	358	-
Stock based compensation	161	317
Gain on sale of marketable securities	-	(183)
Loss (gain) on sale of assets	(118)	(28)
Loss from unconsolidated affiliate	-	352
Unrealized holding loss (gain) on contingent consideration	(75)	62
Change in fair value of derivative financial instruments	(96)	151
Investment tax credit	(21)	(21)
Deferred income taxes	2,171	2,136
Changes in assets and liabilities:
Accounts receivable, including related parties	1,293	(891)
Unbilled gas	658	(481)
Natural gas inventory	1,239	(458)
Accounts payable, including related parties	(4,665)	1,817
Regulatory assets and liabilities	(1,283)	(1,938)
Prepayments and other	(645)	(24)
Other assets	(35)	235
Other liabilities	1,122	(816)
Net cash provided by operating activities of continuing operations	9,424	11,146
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(9,567)	(21,613)
Proceeds from sale of fixed assets	4,054	173
Proceeds from sale of marketable securities	-	422
Proceeds from note receivable	92	3
Restricted cash – capital expenditures fund	-	57
Customer advances for construction	33	17
Contributions in aid of construction	1,193	2,262
Net cash used in investing activities of continuing operations	(4,195)	(18,679)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	14,150	24,850
Repayments of lines of credit	(27,161)	(20,619)
Proceeds from notes payable	8,000	102
Repayments of notes payable	(6,542)	(3,565)
Payments of capital lease obligations	(1,845)	(178)
Debt issuance costs	(235)	(111)
Exercise of stock options	-	45
Restricted cash – debt service fund	-	132
Dividends paid	(5,670)	(5,659)
Net cash used in financing activities of continuing operations	(19,303)	(5,003)
DISCONTINUED OPERATIONS
Operating cash flows	845	1,924
Investing cash flows	14,371	(511)
Financing cash flows	-	(32)
Net cash provided by discontinued operations	15,216	1,381
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,142	(11,155)
Cash and cash equivalents, beginning of period	1,586	12,741
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,728	$1,586

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 10 of 13

Gas Natural Inc. and Subsidiaries

Segments of Operations

(Unaudited)

Three Months Ended December 31, 2015
(Amounts in thousands)
	Natural Gas	Marketing &	Corporate &
	Operations	Production	Other	Consolidated
OPERATING REVENUE	$26,583	$3,216	$-	$29,799
Intersegment eliminations	(8)	(293)	-	(301)
Total operating revenue	26,575	2,923	-	29,498

COST OF SALES	14,469	3,021	-	17,490
Intersegment eliminations	(8)	(293)	-	(301)
Total cost of sales	14,461	2,728	-	17,189

GROSS MARGIN	12,114	195	-	12,309

OPERATING EXPENSES	9,453	217	388	10,058
Intersegment eliminations	-	-	-	-
Total operating expenses	9,453	217	388	10,058

OPERATING INCOME (LOSS)	$2,661	$(22)	$(388)	$2,251

INCOME (LOSS) FROM CONTINUING OPERATIONS	$1,134	$(29)	$(376)	$729

DISCONTINUED OPERATIONS	-	-	(526)	(526)

NET LOSS	$1,134	$(29)	$(902)	$203

Three Months Ended December 31, 2014 (Amounts in thousands)
	Natural Gas	Marketing &	Corporate &
	Operations	Production	Other	Consolidated
OPERATING REVENUE	$34,810	$4,469	$-	$39,279
Intersegment eliminations	(84)	(2,236)	-	(2,320)
Total operating revenue	34,726	2,233	-	36,959

COST OF SALES	22,923	4,319	-	27,242
Intersegment eliminations	(84)	(2,236)	-	(2,320)
Total cost of sales	22,839	2,083	-	24,922

GROSS MARGIN	11,887	150	-	12,037

OPERATING EXPENSES	7,830	322	735	8,887
Intersegment eliminations	(26)	-	-	(26)
Total operating expenses	7,804	322	735	8,861

OPERATING INCOME (LOSS)	$4,083	$(172)	$(735)	$3,176

INCOME (LOSS) FROM CONTINUING OPERATIONS	$2,299	$(496)	$(605)	$1,198

DISCONTINUED OPERATIONS	-	-	451	451

NET LOSS	$2,299	$(496)	$(154)	$1,649

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 11 of 13

Gas Natural Inc. and Subsidiaries

Segments of Operations, Continued
(Unaudited)

Year Ended December 31, 2015 (Amounts in thousands)
	Natural Gas	Marketing &	Corporate &
	Operations	Production	Other	Consolidated
OPERATING REVENUE	$104,003	$12,132	$-	$116,135
Intersegment eliminations	(25)	(3,749)	-	(3,774)
Total operating revenue	103,978	8,383	-	112,361

COST OF SALES	60,405	11,495	-	71,900
Intersegment eliminations	(25)	(3,749)	-	(3,774)
Total cost of sales	60,380	7,746	-	68,126

GROSS MARGIN	43,598	637	-	44,235

OPERATING EXPENSES	35,833	814	2,667	39,314
Intersegment eliminations	(87)	-	-	(87)
Total operating expenses	35,746	814	2,667	39,227

OPERATING INCOME (LOSS)	$7,852	$(177)	$(2,667)	$5,008

INCOME (LOSS) FROM CONTINUING OPERATIONS	$3,476	$(113)	$(2,194)	$1,169

DISCONTINUED OPERATIONS	-	-	3,519	3,519

NET INCOME (LOSS)	$3,476	$(113)	$1,325	$4,688

Year Ended December 31, 2014 (Amounts in thousands)
	Natural Gas	Marketing &	Corporate &
	Operations	Production	Other	Consolidated
OPERATING REVENUE	$123,379	$17,605	$-	$140,984
Intersegment eliminations	(326)	(8,088)	-	(8,414)
Total operating revenue	123,053	9,517	-	132,570

COST OF SALES	79,423	16,709	-	96,132
Intersegment eliminations	(326)	(8,088)	-	(8,414)
Total cost of sales	79,097	8,621	-	87,718

GROSS MARGIN	43,956	896	-	44,852

OPERATING EXPENSES	32,177	2,478	3,201	37,856
Intersegment eliminations	(103)	-	-	(103)
Total operating expenses	32,074	2,478	3,201	37,753

OPERATING INCOME (LOSS)	$11,882	$(1,582)	$(3,201)	$7,099

INCOME (LOSS) FROM CONTINUING OPERATIONS	$6,492	$(1,433)	$(2,330)	$2,729

DISCONTINUED OPERATIONS	-	-	1,033	1,033

NET INCOME (LOSS)	$6,492	$(1,433)	$(1,297)	$3,762

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 12 of 13

Gas Natural Inc. and Subsidiaries

Natural Gas Operations

Utility Throughput

	Three Months Ended December 31,		Years Ended December 31,
(in million cubic feet (MMcf))	2015	2014	2015	2014

Full service distribution:
Energy West Montana (MT)	1,037	1,046	3,076	3,510
Frontier Natural Gas (NC)	258	352	926	1,114
Bangor Gas (ME)	473	525	1,727	1,786
Ohio Companies (OH)	968	1,136	3,560	3,782
Public Gas (KY)	19	43	111	144
Total full service distribution	2,755	3,102	9,400	10,336

Transportation	2,504	2,579	10,610	10,444
Bucksport	60	663	597	5,441

Total volumes	5,319	6,344	20,607	26,221

Heating Degree Days
		Three Months Ended		Percent Colder (Warmer)
		December 31,		2015 Compared to
	Normal	2015	2014	Normal	2014

Great Falls, MT	2,740	2,683	2,694	(2.08%)	(0.41%)
Bangor, ME	2,262	2,321	2,507	2.61%	(7.42%)
Elkin, NC	2,236	1,174	1,603	(47.50%)	(26.76%)
Lancaster, OH	2,004	1,462	1,999	(27.05%)	(26.86%)
Weighted Average	2,378	2,088	2,349	(12.18%)	(11.08%)

		Years Ended		Percent Colder (Warmer)
		December 31,		2015 Compared to
	Normal	2015	2014	Normal	2014

Great Falls, MT	7,520	6,916	7,882	(8.03%)	(12.26%)
Bangor, ME	6,968	8,058	7,859	15.64%	2.53%
Elkin, NC	4,720	3,831	4,459	(18.83%)	(14.08%)
Lancaster, OH	5,491	5,281	6,049	(3.82%)	(12.70%)
Weighted Average	6,522	6,211	6,986	(4.77%)	(11.09%)

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Gas Natural Inc. Reports 2015 Fourth Quarter and Full Year Results March 15, 2016 Page 13 of 13

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Income from Continuing Operations to
Non-GAAP Adjusted Income from Continuing Operations(1)

(in thousands, except per share amounts)	Three Months Ended				Years Ended
	December 31,				December 31,
	2015		2014		2015		2014
	$	per diluted share	$	per diluted share	$	per diluted share	$	per diluted share
GAAP income from continuing operations	$729	$0.07	$1,198	$0.11	$1,169	$0.11	$2,729	$0.26
Add back, after tax:
Customer bankruptcy write-off	-	-	-	-	-	-	673	0.06
Non-recurring legal and professional fees	413	0.03	473	0.05	1,547	0.14	1,179	0.11
Non-recurring regulatory and other expenses	62	0.01	658	0.06	688	0.07	1,042	0.10
Gain on marketable securities	-	-	-	-	-	-	(110)	(0.01)
Loss on disposals, impairment or other	(245)	(0.02)	251	0.02	207	0.02	251	0.02
Non-GAAP adjusted income from continuing operations(1)	$959	$0.09	$2,580	$0.22	$3,611	$0.32	$5,764	$0.54

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Adjusted EBITDA(1)

(in thousands)	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP income from continuing operations	$729	$1,198	$1,169	$2,729
Add back:
Net interest expense	1,037	891	3,604	3,226
Income taxes	74	647	417	1,548
Depreciation, amortization and accretion	1,909	1,443	7,257	6,657
Customer bankruptcy write-off	-	-	-	1,056
Non-recurring legal and professional fees	484	819	2,498	1,942
Non-recurring regulatory and other expenses	-	1,107	1,111	1,717
Gain on marketable securities	-	(1)	-	(184)
Loss on disposals, impairment or other	(468)	414	335	414
Non-GAAP Adjusted EBITDA(1)	$3,765	$6,518	$16,391	$19,105

(1)Non-GAAP Financial Measures:

The Company believes that, when used in conjunction with GAAP measures, Adjusted Income from Continuing Operations and Adjusted EBITDA, or earnings before interest, taxes, depreciation, amortization, accretion and atypical charges which are non-GAAP measures, allow investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted Income from Continuing Operations and Adjusted EBITDA are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission. As such, these measures should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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